                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         U.S. Xpress Enterprises, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

           [LETTERHEAD OF U.S. XPRESS ENTERPRISES, INC. APPEARS HERE]


April 11, 2001

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of U.S. Xpress Enterprises, Inc. to be held at 10:00 a.m., Eastern Daylight Time,
May 14, 2001, at the Company's Corporate Offices at 4080 Jenkins Road, Chattanooga, Tennessee 37421. The matters to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting and Proxy Statement.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the meeting in person, we urge you to sign, date, and mail the enclosed proxy card promptly in the accompanying postage-prepaid envelope. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

Sincerely,

/s/ Patrick E. Quinn
Patrick E. Quinn
Co-Chairman of the Board of Directors

/s/ Max L. Fuller
Max L. Fuller
Co-Chairman of the Board of Directors

           [LETTERHEAD OF U.S. XPRESS ENTERPRISES, INC. APPEARS HERE]
                              ____________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 14, 2001
                             _____________________

                                April 11, 2001

To the Stockholders of U.S. Xpress Enterprises, Inc.:

The Annual Meeting of Stockholders of U.S. Xpress Enterprises, Inc. (the "Company") will be held at 10:00 a.m., Eastern Daylight Time, May 14, 2001, at the Company's Corporate Offices at 4080 Jenkins Road, Chattanooga, Tennessee 37421, for the following purposes:

1.   Election of seven Directors for the coming year;

2. Ratification of the appointment of Arthur Andersen LLP as independent public accountants for 2001; and

3. Transaction of such other business that may properly come before the Annual Meeting of Stockholders or any adjournment(s) thereof.

The close of business on March 15, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment(s) thereof.

A copy of the U.S. Xpress Enterprises, Inc. annual report on Form 10-K for the year ended December 31, 2000 is being mailed to stockholders with this Notice and Proxy Statement. The Company hereby undertakes to provide to any recipient of this Proxy Statement, upon his or her request and payment of a fee of $0.25 per page to reimburse the Company for its expenses in connection therewith, a copy of any of the exhibits to the annual report on Form 10-K. Requests for such copies should be directed to the Company at its principal executive offices, 4080 Jenkins Road, Chattanooga, Tennessee, 37421, Telephone (423) 510-3000,
Attention: Corporate Secretary.

Whether or not you plan to attend the meeting, please mark, date, and sign the accompanying proxy and promptly return it in the enclosed envelope. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

By Order of the Board of Directors,

/s/ Max L. Fuller
Max L. Fuller
Co-Chairman of the Board and Secretary

           [LETTERHEAD OF U.S. XPRESS ENTERPRISES, INC. APPEARS HERE]

                           -------------------------
                                PROXY STATEMENT
                           -------------------------

This proxy statement is being mailed to stockholders of U.S. Xpress Enterprises, Inc., a Nevada corporation (the "Company"), on or about April 11, 2001, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held at 10:00 a.m., Eastern Daylight Time, May 14, 2001, at the Company's Corporate Offices at 4080 Jenkins Road, Chattanooga, Tennessee 37421.

SOLICITATION OF PROXIES

The Company will bear the cost of solicitation of proxies and will reimburse brokers, custodians, nominees and fiduciaries for their reasonable expenses in sending solicitation material to the beneficial owners of the Company's shares. In addition to soliciting proxies through the mail, proxies also may be solicited by officers and employees of the Company by telephone or otherwise.

Granting a proxy does not preclude the right of the person giving the proxy to vote in person, and a person may revoke his or her proxy at any time before it has been exercised, by giving written notice to the Secretary of the Company, by delivering a later-dated proxy, or by voting in person at the Annual Meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Class A Common Stock, $.01 par value (the "Class A Common Stock"), and Class B Common Stock, $.01 par value (the "Class B Common Stock"), is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote, whether present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than announcement at the Annual Meeting, until a quorum is present or represented.
At any such adjourned Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally noticed.

On all matters submitted to a vote of the stockholders at the Annual Meeting or any adjournment(s) thereof, each stockholder of Class A Common Stock will be entitled to one vote for each share of Class A Common Stock owned and each stockholder of Class B Common Stock will be entitled to two votes for each share of Class B Common Stock owned of record at the close of business on March 15, 2001. The Class A Common Stock and Class B Common Stock vote together as a single class. The affirmative vote of a majority of the stockholders entitled to vote and represented in person or by Proxy at the Annual Meeting is required to elect the Board of Directors' nominees and to ratify the appointment of the Company's independent public accountants.

Proxies in the accompanying form that are properly executed and returned will be voted at the Annual Meeting and any adjournment(s) thereof in accordance with the directions on such proxies. If no directions are specified, such proxies will be voted according to the recommendations of the Board of Directors as stated on the proxy. Shares covered by abstentions and broker non-votes, while counted for purposes of determining the presence of a quorum at the Annual Meeting, are not considered affirmative votes.

Management knows of no other matters or business to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment on any such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the Annual Meeting from time to time.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

On March 15, 2001, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding and entitled to vote 10,687,550 shares of Class A Common Stock and 3,040,262 shares of Class B Common Stock. The following table sets forth information regarding beneficial ownership of the Company's Class A and Class B Common Stock as of March 15, 2001, except as otherwise noted, with respect to
(i) each person known by the Company to own beneficially more than five percent of the outstanding shares of either class of common stock, (ii) each director and nominee, (iii) the Co-Chairmen of the Board and the two other most highly compensated executive officers who earned in excess of $100,000 during 2000,
(iv) two additional individuals who earned in excess of $100,000 during 2000 and who are required to be included in the table, and (v) all directors and executive officers as a group:


                                                                         Amount and Nature of
                                                                       Beneficial Ownership (1)
                                                               -----------------------------------------
Name of Beneficial Owner                                         Class A      Class B     Percent (2)(3)
--------------------------------------------------------------------------------------------------------
Patrick E. Quinn(4)                                            2,315,855(5)  1,520,131        27.9
Max L. Fuller(4)                                               2,623,934(6)  1,520,131        30.2
Capital Group International, Inc.(7)                           1,168,900          ----         8.5
Dimensional Fund Advisors, Inc.(8)                               774,022          ----         5.6
William K. Farris(9)                                             102,452          ----          *
E. William Lusk, Jr. (9)                                          97,892          ----          *
Cort J. Dondero                                                   50,000          ----          *
Ray M. Harlin                                                     67,722          ----          *
A. Alexander Taylor, II                                           13,976          ----          *
Robert J. Sudderth, Jr.                                            6,535          ----          *
All Executive Officers and Directors as a Group (8 persons)    5,278,366     3,040,262        60.6

*Less than 1% of the Class A and Class B Common Stock.

(1) Beneficial ownership includes sole voting power and sole investment power with respect to such shares unless otherwise noted. Share amounts include shares of Class A Common Stock issuable pursuant to stock options that are exercisable within 60 days of March 15, 2001 held by the following individuals: Mr. Farris - 65,772 shares, Mr. Lusk - 60,772 shares, Mr. Harlin - 40,250 shares, Mr. Sudderth - 2,400 shares, and Mr. Taylor - 6,000 shares.

(2) Percentage reflects the aggregate number of shares of both Class A and Class B Common Stock.

(3) For the purpose of computing the percentage of outstanding shares owned by each beneficial owner, the shares issuable pursuant to presently exercisable stock options held by such beneficial owner are deemed to be outstanding. Such options are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.

(4) The principal business address for Messrs. Quinn and Fuller is 4080 Jenkins Road, Chattanooga, Tennessee 37421.

(5) Does not include 400,000 shares of Class A Common Stock held by the Quinn Family Partnership, as to which shares Mr. Quinn disclaims beneficial ownership.

(6) Does not include 444,916 shares of Class A Common Stock held by the Fuller Family Partnership, as to which shares Mr. Fuller disclaims beneficial ownership.

(7) The principal business address of Capital Group International, Inc. is 11100 Santa Monica Boulevard, Los Angeles, CA 90025. Capital Group International, Inc. reports that Capital Guardian Trust Company, a bank for which it is the parent holding company, has sole investment power over all of such shares and sole voting power with respect to 938,900 of such shares. The reported information is based upon the Schedule 13G filed by Capital Group International, Inc. with the Securities and Exchange Commission on February, 11, 2000, as amended through Amendment No. 2 thereto filed February 12, 2001.

(8) The principal business address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Dimensional Fund Advisors, Inc. reports that it has sole voting and investment power with respect to all such shares. The reported information is based upon the
     Schedule 13G filed by Dimensional Fund Advisors, Inc. on February 2, 2001.

(9) Messrs. Farris and Lusk are included pursuant to Item 402(a)(3) of Regulation S-K, which requires disclosure for up to two additional individuals who would have been among the Company's four most highly compensated executive officers but for the fact that such individuals were not serving as executive officers at the end of the last completed fiscal year.

PROPOSAL 1:  ELECTION OF DIRECTORS

The Board of Directors consists of seven members. All directors are elected for one-year terms by the Company's stockholders and hold office until their successors are elected and duly qualified. Executive officers of the Company are appointed annually by the Board of Directors and serve at the Board's discretion.

If any nominee for election as a director is unable to serve, which the Board of Directors does not anticipate, the persons named in the proxy may vote for another person in accordance with their judgment. The names and ages of the nominees, their principal occupations or employment during the past five years and other data regarding them, based upon information received from them, are as follows:


                           NOMINEES FOR DIRECTORSHIPS

                   [PHOTO OF PATRICK E. QUINN APPEARS HERE]

Patrick E. Quinn, 54, has served as Co-Chairman of the Board of the Company since 1994 and President and Treasurer of the Company since 1985. Mr. Quinn has been a director of the Company since 1985.

                    [PHOTO OF CORT J. DONDERO APPEARS HERE]

Cort J. Dondero, 50, has served as Executive Vice President and Chief Operating Officer of the Company since July 2000. Previously, Mr. Dondero was President of Trimac Logistics, Inc. from 1999 to July 2000 and President and founder of Service and Administrative Institute from 1988 to 1999. Mr. Dondero has been a director of the Company since July 2000.

                [PHOTO OF A. ALEXANDER TAYLOR, II APPEARS HERE]

A. Alexander Taylor, II, 47, has served as President and Chief Operating Officer of Chattem, Inc., a consumer products company, since 1998. Previously, Mr. Taylor was a partner with the law firm of Miller & Martin LLP since 1983. Mr. Taylor is a director of Chattem, Inc. and The Krystal Company, a quick-service restaurant company. Mr. Taylor has been a director of the Company since 1994.

                     [PHOTO OF MAX L. FULLER APPEARS HERE]

Max L. Fuller, 48, has served as Co-Chairman of the Board of the Company since 1994 and Vice President and Secretary of the Company since 1985. Mr. Fuller is a director of SunTrust Bank, Chattanooga, N.A. Mr. Fuller has been a director of the Company since 1985.

                     [PHOTO OF RAY M. HARLIN APPEARS HERE]

Ray M. Harlin, 51, has served as Executive Vice President - Finance and Chief Financial Officer of the Company since 1997. Previously, Mr. Harlin served for 25 years in auditing and managerial positions, and as a partner, with Arthur Andersen LLP. Mr. Harlin has been a director of the Company since 1997.

                [PHOTO OF ROBERT J. SUDDERTH, JR. APPEARS HERE]

Robert J. Sudderth, Jr., 58, has served as Chairman and Chief Executive Officer of SunTrust Bank, Chattanooga, N.A. since 1989. Mr. Sudderth also is a director of SunTrust Service Corporation and The Dixie Group, Inc., a floorcovering company. Mr. Sudderth has been a director of the Company since 1998.

                     [PHOTO OF JAMES E. HALL APPEARS HERE]

James E. Hall, 58, joined the law firm of Dillon, Hall & Lungershausen as a partner in February 2001 and heads up the firm's Washington, D.C. office. Previously, Mr. Hall was a member of the National Transportation Safety Board since 1993, serving as chairman of the Board since 1994. In 1996, Mr. Hall was appointed to the White House Commission on Aviation Safety and Security.

DIRECTORS' MEETINGS

The Board of Directors held four (4) meetings during the year ended December 31, 2000.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has established an Audit Committee and a Compensation Committee. The functions of the Audit Committee are to meet with the independent public accountants of the Company; to review and report upon various matters affecting the independence of the auditors (see the Audit Committee Report herein); to review the audit plan for the Company; to review the annual audit of the Company with the accountants, together with any other reports or recommendations made by the accountants; to recommend whether the auditors should be continued as auditors of the Company and, if other auditors are to be selected, to recommend the auditors to be selected. The Audit Committee is also to review with the auditors for the Company the adequacy of the Company's internal controls and to perform such other duties as shall be delegated to the Committee by the Board of Directors. Messrs. Sudderth and Taylor serve as the members of the Audit Committee, with Mr. Taylor serving as Chairman. All of the members of the Audit Committee are "independent directors" as that term is defined by Rule 4200 of the National Association of Securities Dealers, Inc. ("NASD").

The functions of the Compensation Committee are to recommend to the Board of Directors policies and plans concerning the salaries, bonuses and other compensation of the senior executives of the Company, including reviewing the salaries of the senior executives; to recommend bonuses, stock options and other forms of additional compensation for them; to establish and review policies regarding management perquisites and to perform such other duties as shall be delegated to the Compensation Committee by the Board. Messrs. Sudderth and Taylor serve as the members of the Compensation Committee, with Mr. Sudderth serving as Chairman.

The Audit Committee met three (3) times and the Compensation Committee met twice during the year ended December 31, 2000.

DIRECTOR COMPENSATION

Directors who receive no other compensation from the Company receive a $10,000 annual retainer, $1,500 for each Board meeting attended, and $1,500 for each committee meeting that is not held in conjunction with a Board of Directors meeting. In accordance with the terms of the 1995 Non-Employee Directors Stock Award and Option Plan, each of the current non-employee directors has currently elected to receive shares of the Company's Class A Common Stock in lieu of cash compensation for their service on the Board. In addition, each non-employee director is granted options to purchase 1,200 shares of Class A Common Stock on the date he or she is elected or re-elected. Options are assigned an exercise price equal to the fair market value of the Company's Class A Common Stock as of the grant date and vest over a three-year period.

CERTAIN TRANSACTIONS

The information set forth herein briefly describes certain transactions between the Company and certain affiliated parties. The Company believes that the terms of these transactions are comparable to the terms that could be obtained from unaffiliated parties.

Certain entities owned by Messrs. Quinn and Fuller and certain of their family members own 100% of Paragon Leasing, a Tennessee general partnership ("Paragon"). Paragon purchases, sells and leases used tractors and trailers. In the year ended December 31, 2000, the Company paid Paragon $473,288 in rent for leased trailers.

Messrs. Quinn and Fuller, together with the Quinn Family Partnership and the Fuller Family Partnership, own approximately 45% of Transcommunications, Inc. ("Transcom"). Beginning in 1999, the Company began utilizing Transcom for over-the-road fuel purchases. The Company paid Transcom a fee of $211,692 for these services in 2000. Transcom also operates a debit card system through which long distance phone calls and Internet e-mail access can be debited to the customer's account. The Company purchases 30 minutes per month of telephone time per tractor for its drivers through Transcom, in lieu of reimbursing drivers for telephone expenses. Total payments by the Company to Transcom in the year ended December 31, 2000 for such debit card services were $511,421.

Four terminals used by the Company during 2000 are owned by Q&F Realty, LLC, of which Messrs. Quinn and Fuller own 100% of the membership interests. These terminals are leased to the Company at, in management's opinion, fair market rent. In the aggregate, rental payments to these entities from the Company and its subsidiaries in the year ended December 31, 2000 were $851,449.

Substantially all of Messrs. Quinn and Fuller's business time is spent on the Company's business and affairs. In the case of each of the other companies in which Messrs. Quinn and Fuller own an interest, that company has other active, full-time management personnel who operate that company's business.

The Company maintains a banking relationship with SunTrust Bank, Chattanooga, N.A. Robert J. Sudderth, Jr., a director of the Company, is Chairman and Chief Executive Officer of such bank.

COMPLIANCE WITH REPORTING REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934, and regulations of the Securities and Exchange Commission ("SEC") thereunder, require the Company's executive officers and directors and persons who beneficially own more than 10% of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of such ownership and monthly transaction reports covering any changes in such ownership with the SEC and the National Association of Securities Dealers. Executive officers, directors and persons owning more than 10% of the Company's Common Stock are required by SEC regulations to furnish the Company with all such reports they file. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required for such persons, the Company believes that, during fiscal year 2000, its executive officers, directors, and owners of more than 10% of the Company's Common Stock complied with all such applicable filing requirements, except for one prior year transaction inadvertently reported late by Mr. Fuller.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth information concerning compensation paid or accrued to the Co-Chairmen of the Board, the two other most highly compensated executive officers of the Company, and two additional individuals required to be included in the table, for the twelve months ended December 31, 2000, the twelve months ended December 31, 1999, and the twelve months ended December 31, 1998.

                          SUMMARY COMPENSATION TABLE

                                               Annual                             Long-Term Compensation
                                            Compensation                          ----------------------
                                            ------------                              Awards   Payouts
                                                                                      ------   -------
                                                                    Restricted
                                                                      Stock           LTIP                All Other
Name and                            Period   Salary    Bonus          Awards        Options/   Payouts   Compensation
Principal Position                  Ending     ($)     ($)(1)          (#)(2)        SARs(#)      ($)       ($)(3)
-----------------------------------------------------------------------------------------------------------------------
Patrick E. Quinn                   12/31/00  500,000     ----            ----          ----      ----          4,802
Co-Chairman, President             12/31/99  500,000   35,000            ----          ----      ----          4,080
and Treasurer                      12/31/98  500,000     ----            ----          ----      ----          3,560

Max L. Fuller                      12/31/00  500,000     ----            ----          ----      ----          3,403
Co-Chairman, Vice President        12/31/99  500,000   35,000            ----          ----      ----          3,075
and Secretary                      12/31/98  500,000     ----            ----          ----      ----          2,950

Ray M. Harlin                      12/31/00  247,500     ----          10,000        75,000      ----          5,250
Executive Vice President-          12/31/99  235,000   13,764            ----          ----      ----          5,000
Finance and Chief Financial        12/31/98  198,462     ----            ----         8,000      ----          3,103
Officer

Cort J. Dondero (4)                12/31/00  162,500     ----          50,000       100,000      ----           ----
Executive Vice President-
And Chief Operating Officer

E. William Lusk, Jr. (5)           12/31/00  210,000     ----            ----        15,000      ----          4,960
Executive Vice President-          12/31/99  210,000   12,438            ----          ----      ----          5,000
Marketing                          12/31/98  179,231     ----            ----         8,000    52,825          4,929

William K. Farris (5)              12/31/00  210,000     ----            ----        15,000      ----           ----
Executive Vice President-          12/31/99  210,000   12,438            ----          ----      ----           ----
Operations                         12/31/98  179,231     ----            ----         8,000    26,028           ----

(1) Amounts in the twelve-month period ended 12/31/99 represent the Company's contributions pursuant to the Company's incentive compensation plan of $35,000, $35,000, $13,764, $12,438, and $12,438 for each of Messrs. Quinn,
     Fuller, Harlin, Farris and Lusk, respectively.

(2) Mr. Harlin was granted 10,000 shares of restricted Class A Common Stock and Mr. Dondero was granted 50,000 shares of restricted Class A Common Stock on July 1, 2000. The restrictions on one-fifth of these shares lapse at each of the first, second, third, fourth and fifth anniversary dates of issuance. All restricted shares are entitled to voting rights and to receive dividends, if any, as and when declared.

(3) Amounts in the twelve-month period ended 12/31/00 represent the Company's contributions to the 401(k) Plan of $2,500, $2,500, $5,250, and $4,960 for
     each of Messrs. Quinn, Fuller, Harlin, and Lusk respectively, and life insurance premiums of $2,302 and $903 paid by the Company for Messrs. Quinn and Fuller, respectively. Amounts in the twelve-month period ended 12/31/99 represent the Company's contributions to the 401(k) Plan of $2,500, $2,500, $5,000, and $5,000 for each of Messrs. Quinn, Fuller,
     Harlin, and Lusk, respectively, and life insurance premiums of $1,580 and $575 paid by the Company for Messrs. Quinn and Fuller, respectively. Amounts in the twelve-month period ended 12/31/98 represent the Company's contributions to the 401(k) Plan of $2,500, $2,500, $3,103, and $4,960 for
     each of Messrs. Quinn, Fuller, Harlin, and Lusk, respectively, and life insurance premiums of $1,060 and $450 paid by the Company for Messrs. Quinn and Fuller, respectively.

(4) Mr. Dondero was appointed Executive Vice President and Chief Operating Officer effective July 1, 2000.

(5) Messrs. Lusk and Farris served as executive officers until July 2000, at which time they began reporting to the Company's Chief Operating Officer. Relevant rules of the Securities and Exchange Commission require that compensation and other information be presented for Messrs. Lusk and Farris though they were not serving as executive officers at year end.

OPTION EXERCISES AND HOLDINGS

The following table sets forth information with respect to the named executives concerning the exercise of options during the twelve months ended December 31, 2000 and unexercised options held as of December 31, 2000:

       Aggregated Exercises In Last Year And 2000 Year-End Option Values

                           Shares                                                               Value of Unexercised
                          Acquired        Value         Number of Unexercised Options           In-the-Money Options
                        on Exercise      Realized              At 12/31/00 (#)                     at 12/31/00 ($)
                            (#)            ($)            Exercisable/Unexercisable           Exercisable/Unexercisable
--------------------------------------------------------------------------------------------------------------------------
Patrick E. Quinn            ----           ----             ----               ----                ----            ----
Max L. Fuller               ----           ----             ----               ----                ----            ----
Cort J. Dondero             ----           ----             ----    /        100,000               ----   /         $0
E. William Lusk, Jr.        ----           ----            57,022   /         23,000             $31,173  /         $0
Ray M. Harlin               ----           ----            34,000   /         99,000             $     0  /         $0
William K. Farris           ----           ----            62,022   /         23,000             $35,383  /         $0
--------------------------------------------------------------------------------------------------------------------------

SALARY CONTINUATION AGREEMENT

Messrs. Quinn and Fuller have each entered into an agreement with the Company pursuant to which the Company is obligated, in the event of either of their deaths, to continue paying 50% of their current salary for a period of six months and, in the event of either of their disabilities, to continue paying their current salary in full for a period of twelve months and 50% of their current salary for an additional twelve months thereafter. The agreements also provide that Messrs. Quinn and Fuller will receive payments on account of personal guarantees of Company indebtedness if either of them or their estates personally guarantee any Company indebtedness.

EMPLOYMENT AGREEMENT

Cort J. Dondero is employed as the Company's Executive Vice President and Chief Operating Officer pursuant to the terms of an employment agreement which commenced July 1, 2000 and extends through June 30, 2005 (with automatic year-to-year renewals thereafter unless canceled). Mr. Dondero's annual base salary under the agreement is $325,000, subject to annual review and adjustment in the same manner as that of the Company's other executives. In addition, Mr. Dondero has the opportunity to earn an annual performance bonus tied to the annual rate of increase in the Company's return on sales over that of a base period prior to Mr. Dondero's employment. The agreement also provides that Mr. Dondero shall receive annual allowances for automobile expenses, certain club dues and the purchase of life and disability insurance, and shall be entitled to participate in the Company's group health and other benefit plans on the same basis as other employees. In connection with Mr. Dondero's initial employment, the agreement provided for reimbursement of certain relocation expenses and for the grant of 50,000 shares of restricted Class A Common Stock and an option to purchase 100,000 shares of Class A Common Stock at $8.0625 per share (the market price on the date of grant), each of which vests over five years, under the Company's 1993 Incentive Stock Plan. The agreement may be terminated by Mr. Dondero upon 90 days advance notice, or by the Company at any time. If Mr. Dondero's employment is terminated by the Company without cause or following a change in control of the Company, Mr. Dondero will receive 100% of his base salary for a period of 12 months following the date of termination. If Mr. Dondero's employment is terminated by the Company for cause, or if he voluntarily terminates his employment, the Company will have no further obligation to Mr. Dondero under the agreement. Mr. Dondero has agreed not to compete with the Company for a period of 12 months following any termination of his employment under the agreement.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors is responsible for establishing and recommending to the Board of Directors the Company's general compensation policies. The Compensation Committee also administers the Company's incentive stock plan and Xpre$$avings 401(k) Plan. The Compensation Committee is composed of two members, each of whom is an independent, non-employee director. The Compensation Committee seeks to provide fixed and incentive compensation of the Company's executive officers that reflects each individual's performance and the Company's overall performance. Fixed compensation is designed to attract, motivate and retain executives committed to maximizing return to stockholders and be competitive with the compensation levels of executives holding comparable positions and having similar qualifications in comparable transportation companies and in companies of similar size. Incentive compensation is designed to provide rewards that are closely linked to the Company's and individual's performance and to align the interests of the Company's employees with those of its stockholders. Incentive compensation is provided through the Company's incentive compensation plan, incentive stock plan, employee stock purchase plan and through existing stock options held by certain executive officers.

During the twelve months ended December 31, 2000, the fixed compensation levels of the Co-Chairmen were reviewed by the Committee, and no increase was recommended. The Committee seeks to maintain strong incentives for the Co-Chairmen to maximize financial performance. As holders of approximately 58% of the Company's common stock, Messrs. Quinn and Fuller have substantial incentives to maximize value to stockholders of the Company.

Submitted by the Compensation Committee of the Company's Board of Directors,

Robert J. Sudderth, Jr., Chairman
A. Alexander Taylor, II, Member

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors is composed of two members, each of whom is an independent, non-employee director. The Audit Committee operates under a Written Charter adopted by the Board of Directors which is included as Annex A to this Proxy Statement.

     The Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2000 (Audited Financial Statements). In addition, we have discussed with Arthur Andersen LLP, the independent auditing firm for the Company, the matters required by Codification of Statements on Auditing Standards No. 61 (SAS 61).

     The Committee also has received the written report, disclosure and the letter from Arthur Andersen LLP required by Independence Standards Board (ISB) Statement No. 1, and we have reviewed, evaluated, and discussed with Arthur Andersen LLP, its written report and its independence from the Company. We also have discussed with management of the Company and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

     Based on the foregoing review and discussions and relying thereon, we have recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report for the year ended December 31, 2000 on Form 10-K, to be filed with the Securities and Exchange Commission.

     Submitted by the Audit Committee of the Company's Board of Directors,

     A. Alexander Taylor, II, Chairman

     Robert J. Sudderth, Jr., Member

COMPANY PERFORMANCE

The following graph shows a comparison of cumulative total returns to stockholders of the Company, assuming reinvestment of dividends, for the period commencing on December 31, 1995, including the last trading day of each succeeding quarter, and ending on the last trading day of 2000, with the return from: (i) the NASDAQ U.S. Index and (ii) an Index for NASDAQ stocks in the Trucking and Transportation Standard Industrial Classification.

                             [GRAPH APPEARS HERE]

                           CUMULATIVE VALUE OF $100
                 BASED ON 5 YEAR QUARTERLY COMPOUNDED RETURNS

                       12/31/95    3/31/96    9/30/96    12/30/96    6/30/97    9/30/97    12/30/97    6/30/98
US XPRESS                 100       101.7      125.9       218.9      272.4      275.9      305.2        231
NASDAQ US                 100       104.7      117.2       123        137.7      160.9      150.7        181.2
NASDAQ-TRANSPORTATION     100       109.3      103.9       110.4      124.5      146.4      141.3        150.5

                        9/30/98    3/30/99    6/30/99    9/30/99    3/30/00    6/30/00     12/30/00
US XPRESS                 169       160.3      147.4      80.17      121.5      111.2        76.71
NASDAQ US                 163.5     238.3      260.7      267.2      443.2      385.3        237.6
NASDAQ-TRANSPORTATION     109.1     125.6      153.6      124.7      141.2      117.3        111.7

PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF AUDITORS

Upon the recommendation of the Audit Committee, the Board of Directors appointed Arthur Andersen LLP, independent public accountants, to serve as the Company's auditors for the year ending December 31, 2001. Although stockholder ratification is not required by the Company's articles of incorporation or by-laws, or under applicable law, the Board of Directors requests stockholder ratification.

A representative of Arthur Andersen LLP will be present at the Annual Meeting and will be given an opportunity to make a statement, if he desires, and to respond to appropriate questions.

Audit Fees

     The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for fiscal year 2000 were $221,000.

Financial Information Systems Design and Implementation Fees

     The Company's principal accountant did not perform any financial information systems design and implementation services for the Company for fiscal year 2000.

All Other Fees

     The aggregate fees billed for all other non-audit services rendered to the Company by its principal accountant for fiscal year 2000 were $371,795.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2002 Annual Meeting must be received by the Company not later than December 4, 2001, for inclusion in its Proxy Statement and form of proxy relating to that meeting. Any such proposals, as well as any questions relating thereto, should be directed to Max
L. Fuller, Secretary, U.S. Xpress Enterprises, Inc., 4080 Jenkins Road, Chattanooga, Tennessee 37421. A shareholder who intends to present a proposal at the 2002 Annual Meeting, other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must provide the Company with notice of such intention by at least February 26, 2002, or the designated proxy holders will have discretionary voting authority at the 2002 Annual Meeting with respect to any such proposal without discussion of the matter in the Company's proxy materials. Proposals of stockholders must comply with the rules and regulations of the Securities and Exchange Commission.


April 11, 2001

                                    ANNEX A
                                    -------

                         U.S. XPRESS ENTERPRISES, INC.

                            AUDIT COMMITTEE CHARTER


I.   PURPOSE

     Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Board of Directors has a general oversight responsibility relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements. The Audit Committee shall provide assistance to the Board of Directors in fulfilling this responsibility by reviewing the Company's published financial information, the systems of internal controls which management and the Board of Directors have established, and the auditing, accounting and financial reporting processes generally.

     The Audit Committee will seek to fulfill these responsibilities by exercising the authority set forth in Section V of this Charter.

II.  COMPOSITION

     The Audit Committee shall consist of at least three members, as selected by the Board of Directors. The Board shall choose a Chairman for the Committee from among its members. Each member of the Audit Committee shall be a person who qualifies for membership under the then-current listing requirements of the self-regulatory agency on which the Company's common stock is traded. Qualification for membership shall be construed broadly to include any exceptions or determinations of eligibility that are left to the Board's discretion under applicable listing requirements.

III. MEETINGS

     The Audit Committee shall meet two times annually, or more frequently as circumstances dictate. In order to foster open communication with management and the Company's independent auditors, the Audit Committee shall meet with management and the independent auditor in separate executive sessions to discuss matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee shall have discussions with the independent auditor and management periodically to review the Company's financial statements.

IV.  AUTHORITY

     Management and independent auditor shall have free and direct access to the Audit Committee. The Audit Committee shall have the authority to institute, at its discretion, investigations of suspected improprieties, and shall have authority to retain special counsel or experts.

V.   RESPONSIBILITIES AND DUTIES

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions.

     In carrying out its responsibilities, the Audit Committee shall have the authority to take the following actions:

     (a)  Oversight of Audit Process
          --------------------------

          1. Select, evaluate and, where appropriate, replace the independent auditor who is ultimately accountable to the Board of Directors and the Audit Committee.

          2. Require that the independent auditor submit a formal written statement regarding relationships and services which may impact the objectivity and independence of the independent auditor, consistent with Independence Standards Board Standard 1; discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and recommend that the Board of Directors take appropriate action to oversee the independence of the independent auditor.

          3. Meet with the independent auditor and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, to review such audit, including any comments or recommendations of the independent auditor.

          4. Review the internal audit functions of the Company including the proposed audit plans for the coming year and the coordination of such plans with the independent auditor.

          5. Provide sufficient opportunity for the independent auditor to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditor's evaluation of the Company's financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

          6. Following completion of the annual audit, review separately with management and the independent auditor any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

          7. Discuss with the independent auditor the matters required to be discussed by Statement or Auditing Standards No. 61, as may be modified or supplemented.

     (b)  Financial Reporting
          -------------------

          1. Review the Company's quarterly and annual financial statements to determine whether the independent auditor is satisfied with the disclosure and content of the financial statements to be presented to the Securities and Exchange Commission or the public.

          2. In consultation with the independent auditor and management review the integrity of the Company's financial reporting processes, both internal and external.

          3. Consider the independent auditor's judgments about the quality and appropriateness (and not just acceptability) of the Company's accounting principles and judgments as applied in its financial reporting, on both annual and quarterly basis.

          4. Consider and recommend to the Board, if appropriate, changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.

          5. Establish regular and separate systems of reporting to the Audit Committee by management and the independent auditor regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

          6. Review with the independent auditor and the Company's legal counsel, compliance matters and any legal or regulatory matter that could have a significant impact on the Company's financial statements.

          7. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

          8. Prepare a report for inclusion in the Company's proxy statement, as required by applicable regulations.

     (c)  Process Improvement
          -------------------

          1. Review with the independent auditor and the Company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures for particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

          2. Review with the independent auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

          3. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for the purpose if, in its judgments, that is appropriate.

          4. Review activities, organizational structure and qualifications of the financial and accounting personnel of the Company.

          5. Annually review and assess the adequacy of this Charter, amend it as appropriate, and seek and receive Board approval of the proposed changes.

          6. Provide Audit Committee Members with appropriate educational opportunities to improve their understanding of the Company's business and operations.

                                  DETACH HERE

                                     PROXY

                         U.S. XPRESS ENTERPRISES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of U.S. XPRESS ENTERPRISES, INC. appoints Max
L. Fuller and Patrick E. Quinn and each of them as proxies, with full power of substitution, to vote all of the shares of Class A and Class B Common Stock outstanding in the name of the undersigned at the Annual Meeting of Stockholders of U.S. Xpress Enterprises, Inc. to be held at the Company's Corporate Offices, 4080 Jenkins Road, Chattanooga, Tennessee at 10:00 a.m., Eastern Daylight Time, May 14, 2001, and any adjournment or adjournments thereof, on all matters that may properly come before the Annual Meeting.


SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                SIDE


U.S. XPRESS ENTERPRISES, INC.
     c/o EquiServe
     P.O. Box 8040
     Boston, MA 02266-8040


                                  DETACH HERE

[X]  Please mark
     votes as in
     this example.

You are urged to cast your vote by marking the appropriate boxes. PLEASE NOTE THAT UNLESS A CONTRARY DISPOSITION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

                                                                                                    FOR  AGAINST  ABSTAIN
1.  The election of seven Directors                         2.  Ratification of the appointment of  [  ]   [  ]    [  ]
    for the ensuing year.                                       Arthur Andersen LLP as independent
    Nominees:                                                   public accountants for 2001.
    Robert J. Sudderth, Jr., Cort J. Dondero,
    Max L. Fuller, Ray M. Harlin,                           3.  In their discretion, the proxies are authorized to vote
    Patrick E. Quinn, A. Alexander  Taylor, II,                 upon such other business as may properly come before the
    James E. Hall                                               meeting or any adjournments thereof.

                FOR [  ]      [  ] WITHHELD                     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [  ]
                ALL                FROM ALL                     IMPORTANT:  Please sign your name or names exactly as shown hereon
                NOMINEES           NOMINEES                     and date your proxy in the blank space provided hereon.  For joint accounts, each joint owner must sign. When signing as attorney,
[   ]                                                           executor, administrator, trustee, or guardian, please give your
------------------------------------------------------          full title as such. If the signer is a corporation, please sign full
        For all nominees except as noted above                  corporate name by duly authorized officer.

                                                               SIGNATURE ____________________________________   DATE: ____________